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                                                                    Exhibit 23.2



                       Consent of Independent Accountants
                       ----------------------------------


        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 25, 1999, relating to the financial statements of RTI International Metals, Inc., which appears on page 24 of RTI's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Pittsburgh, Pennsylvania
May 20, 1999